UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 1, 2004

Date of Report (date of earliest event reported)

Autodesk, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 1, 2004, the Board of Directors of Autodesk, Inc., a Delaware corporation (the “Company”), approved an amendment to its Rights Agreement, originally adopted in 1995, to eliminate all requirements – sometimes referred to as “dead hand” provisions – that only “Continuing Directors” approve certain actions under the Rights Agreement. A “Continuing Director” was generally defined as a member of the Board of Directors who was not associated with a person commencing an unsolicited hostile takeover of the Company. As a result of the amendment, decisions previously to be made pursuant to the Rights Agreement by Continuing Directors will now instead be made by a majority of all the directors in office at the time.

Effective June 1, 2004, director Mark A. Bertelsen has resigned as a member of the Company’s Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK, INC.

By:	/s/ ALFRED J. CASTINO
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: June 2, 2004